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                                                                      43


                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings
             Years ended December 31, 1996, 1995 and 1994


                                           1996        1995        1994
                                        ----------  ----------  ----------
Primary
-------
Earnings from continuing operations   $ 42,470,000  31,185,000  17,570,000
Discontinued operations                (11,072,000)(26,046,000)  4,801,000
                                        ----------  ----------  ----------
Net earnings                          $ 31,398,000   5,139,000  22,371,000
                                        ==========  ==========  ==========

Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the year                             19,825,900  19,753,813  19,714,874
  Assumed exercise of stock
   options                                  46,505      77,037      64,106
                                        ----------  ----------  ----------
                                        19,872,405  19,830,850  19,778,980
                                        ==========  ==========  ==========
Earnings per share:
Earnings from continuing operations   $       2.14        1.57         .89
Discontinued operations               $       (.56)      (1.31)        .24
Net earnings                          $       1.58         .26        1.13



Fully diluted
-------------
Earnings from continuing operations   $ 42,470,000  31,185,000  17,570,000
Discontinued operations                (11,072,000)(26,046,000)  4,801,000
                                        ----------  ----------  ----------
Net earnings                          $ 31,398,000   5,139,000  22,371,000
                                        ==========  ==========  ==========

Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the year                             19,825,900  19,753,813  19,714,874
  Assumed exercise of stock
   options                                  51,010      86,294     131,006
                                        ----------  ----------  ----------
                                        19,876,910  19,840,107  19,845,880
                                        ==========  ==========  ==========
Earnings per share:
Earnings from continuing operations   $       2.14        1.57         .89
Discontinued operations               $       (.56)      (1.31)        .24
Net earnings                          $       1.58         .26        1.13